Exhibit 99.1

NEWS RELEASE Lakes Entertainment, Inc. 130 Cheshire Lane, Suite 101 Minnetonka, MN 55305 952-449-9092 952-449-9353 (fax) www.lakesentertainment.com (NASDAQ: LACO)

INVESTOR RELATIONS CONTACT:
William Schmitt — Integrated Corporate Relations
203-682-8200, investorrelations@lakesentertainment.com
FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope — 952-449-7030

FOR IMMEDIATE RELEASE:
March 26, 2008

LAKES ENTERTAINMENT, INC. ANNOUNCES
COURT UPHOLDS SHINGLE SPRINGS EIR
MINNEAPOLIS — March 26, 2008 — Lakes Entertainment, Inc. (NASDAQ: LACO) today announced that on Tuesday, March 25, 2008, the California Third District Court of Appeal in Sacramento rejected the challenge of Voices for Rural Living in two appeals claiming deficiencies in the environmental impact report (“EIR”) prepared for the U.S. Highway 50 interchange. The court upheld the EIR in all respects, rejecting all of the arguments advanced by Voices for Rural Living. The interchange will serve the Shingle Springs Rancheria on which the Shingle Springs Band of Miwok Indians’ casino is currently being constructed.
“Although the decision has no direct impact on the construction of the interchange or casino, we are pleased that the Court chose to end the litigation that has languished for over five years,” said Tim Cope, President of Lakes. “We are happy that the Shingle Springs Tribe can finally put this matter behind them.”
Lakes has an agreement with the Shingle Springs Tribe which has been approved by the National Indian Gaming Commission to develop and manage the casino. The casino, which is scheduled to open in the fourth quarter of this year, will feature approximately 2,100 electronic gaming devices, 75 table games, a high stakes gaming room, as well as restaurants, enclosed parking and other facilities.

About Lakes Entertainment
Lakes Entertainment, Inc. currently has development and management or financing agreements with four separate Tribes for casino operations in Michigan, California, and Oklahoma, for a total of five separate casino sites. In addition, Lakes has announced plans to develop a Company owned casino resort project in Vicksburg, Mississippi. The Company also owns approximately 61 percent of WPT Enterprises, Inc. (NASDAQ: WPTE), a separate publicly held media and entertainment company engaged in the creation of internationally branded entertainment and consumer products driven by the development, production and marketing of televised programming based on gaming themes, including the World Poker Tour® television series, the operation of an online gaming website, the licensing and sale of branded consumer products and the sale of corporate sponsorships.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, need for current financing to meet Lakes’ operational and development needs; those relating to the inability to complete or possible delays in completion of Lakes’ casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management or development contracts; Lakes operates in a highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes’ expansion goals; risks of entry into new businesses; reliance on Lakes’ management; and the fact that the WPTE shares held by Lakes are currently not liquid assets, and there is no assurance that Lakes will be able to realize value from these holdings equal to the current or future market value of WPTE common stock. There are also risks and uncertainties relating to WPTE that may have a material effect on the company’s consolidated results of operations or the market value of the WPTE shares held by the company, including WPTE’s significant dependence on the GSN as a current source of revenue, and the risk that GSN will not exercise its options to air seasons of the WPT series beyond Season Six; difficulty of predicting the growth of WPTE’s online gaming business, which is a relatively new industry with an increasing number of market entrants; reliance on the efforts of CryptoLogic to develop and maintain the online gaming website in compliance with WPTE’s business model and applicable gaming laws; the potential that WPTE’s television programming will fail to maintain a sufficient audience; the risk that WPTE may not be able to protect its entertainment concepts, current and future brands and other intellectual property rights; the risk that competitors with greater financial resources or marketplace presence might develop television programming that would directly compete with WPTE’s television programming; risks associated with future expansion into new or complementary businesses; the termination or impairment of WPTE’s relationships with key licensing and strategic partners; and WPTE’s dependence on its senior management team. For more information, review the company’s filings with the Securities and Exchange Commission.